EXHIBIT 2.1



                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                     PATRIOT TRANSPORTATION HOLDING, INC.,

                              FRP HOLDINGS, INC.

                                     and

                           PATRIOT MERGER SUB, INC.



                         Dated as of December 3, 2014

                              TABLE OF CONTENTS

                                                                         Page

ARTICLE 1. THE MERGER ..................................................   1

Section 1.1     The Merger..............................................   1
Section 1.2     Effective Time..........................................   2
Section 1.3     Organizational Documents of the Surviving Corporation...   2
Section 1.4     Directors and Officers of the Surviving Corporation.....   2
Section 1.5     Directors and Officers of FRP...........................   2
Section 1.6     Additional Actions......................................   2
Section 1.7     Effect on Capital Stock.................................   3
Section 1.8     No Required Surrender of Stock Certificates.............   3
Section 1.9     Stock Transfer Books....................................   4
Section 1.10    Plan of Reorganization..................................   4
Section 1.11    Section 16 Matters......................................   5
Section 1.12    Successor Issuer........................................   5

ARTICLE 2. CONDITIONS OF MERGER ........................................   5

Section 2.1     Conditions Precedent....................................   5

ARTICLE 3. TERMINATION AND AMENDMENT ...................................   5

Section 3.1     Termination.............................................   5
Section 3.2     Amendment...............................................   6

ARTICLE 4. MISCELLANEOUS PROVISIONS ....................................   6

Section 4.1     Governing Law...........................................   6
Section 4.2     Counterparts............................................   6
Section 4.3     Entire Agreement........................................   6
Section 4.4     Severability............................................   6
Section 4.5     No Third-Party Beneficiaries............................   6
Section 4.6     Tax Matters.............................................   6

                         AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 3, 2014, is by and among Patriot Transportation Holding, Inc., a Florida corporation ("Patriot"), FRP Holdings, Inc., a Florida corporation and a direct, wholly owned subsidiary of Patriot ("FRP"), and Patriot Merger Sub, Inc., a Florida corporation and a direct, wholly owned subsidiary of FRP ("Merger Sub").

                                   RECITALS

       WHEREAS, as of the date hereof, (i) Patriot holds all of the issued and outstanding shares of common stock of FRP ("FRP Common Stock") and
(ii) FRP holds all of the issued and outstanding shares of common stock of Merger Sub ("Merger Sub Common Stock");

       WHEREAS, the Board of Directors of Patriot unanimously has determined that it is advisable and in the best interests of Patriot's shareholders to reorganize to create a new holding company structure by merging Merger Sub with and into Patriot (the "Merger"), with Patriot being the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), and converting each outstanding share of common stock of Patriot ("Patriot Common Stock") into one share of FRP Common Stock;

       WHEREAS, the Board of Directors of Patriot has determined that, among other things, the Merger will help facilitate the previously-announced plan to pursue the separation of Patriot into two independent, publicly-traded companies (one company comprising Patriot's real estate businesses and the other comprising Patriot's transportation business) (the "Separation");

       WHEREAS, the Boards of Directors of each of Patriot, FRP and Merger Sub have approved this Agreement and the Merger, subject to the terms and conditions set forth in this Agreement;

       WHEREAS, the Merger will be consummated pursuant to Section 607.11045 of the Florida Business Corporation Act (the "FBCA") and does not require the approval of Patriot's shareholders;

       WHEREAS, FRP, as the sole shareholder of Merger Sub, has approved this Agreement and the Merger;

       WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

       NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Patriot, FRP and Merger Sub hereby agree as follows:

                                  ARTICLE 1.
                                  THE MERGER

       Section 1.1 The Merger.

       In accordance with Section 607.11045 of the FBCA, and subject to the terms and conditions of this Agreement, Merger Sub shall, at the
Effective Time (as defined below), be merged with and into
______________________________________________________________________________

Patriot, the separate corporate existence of Merger Sub shall cease and Patriot shall continue as the Surviving Corporation. At the Effective Time, the effect of the Merger shall be as provided in Section 607.1106 of the FBCA.

       Section 1.2 Effective Time.

       The Merger shall become effective upon the filing of Articles of Merger with the Department of State of the State of Florida pursuant to Section
607.11045 of the FBCA or at such later date as may be specified therein
(the "Effective Time").

       Section 1.3 Organizational Documents of the Surviving Corporation.

       From and after the Effective Time, the Articles of Incorporation of Patriot, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law, except for the addition of the following article, as required by Section
607.11045 of the FBCA:

       "ARTICLE XV: In accordance with Section 607.11045 of the Florida Business Corporation Act, any act or transaction by or involving the corporation which requires for its adoption under the Florida Business Corporation Act or these Articles of Incorporation the approval of the shareholders of the corporation must also be approved by the shareholders of FRP Holdings, Inc., or any successor by merger, by the same vote as required by the Florida Business Corporation Act or these Articles of Incorporation."

        From and after the Effective Time, the Bylaws of Patriot, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

       Section 1.4 Directors and Officers of the Surviving Corporation.

       The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law.

       Section 1.5 Directors and Officers of FRP.

       Prior to the Effective Time, Patriot, in its capacity as the sole shareholder of FRP, shall take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of Patriot immediately prior to the Effective Time to be elected or appointed as the directors and officers of FRP, each such person to have the same position(s) with FRP (and the same committee memberships in the case of directors) as he or she held with Patriot immediately prior to the Effective Time, with the directors serving until the earlier of the next meeting of the FRP shareholders at which an election of directors is held and until their successors are elected or appointed or their earlier death, disability or retirement.

       Section 1.6 Additional Actions.

       Subject to the terms and conditions of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to
______________________________________________________________________________
comply with the requirements of the FBCA. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any other actions or things are necessary or desirable in connection with the Merger or to otherwise carry out this Agreement, the officers of the Surviving Corporation shall be authorized to take and do, in the name and on behalf of each of Merger Sub and Patriot, all such other actions and things as may be necessary or desirable to carry out this Agreement.

       Section 1.7 Effect on Capital Stock.

       At the Effective Time, by virtue of the Merger and without any action on the part of Patriot, FRP, Merger Sub or the holders of any securities of Patriot, FRP or Merger Sub:

             (a) Conversion of Patriot Common Stock. Each share of Patriot Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.7(b)) shall automatically be converted into one duly issued, fully paid and nonassessable share of FRP Common Stock.

             (b) Cancellation of Treasury Stock. Any shares of Patriot Common Stock held in the treasury of Patriot immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

             (c) Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into one share of common stock of the Surviving Corporation.

             (d) Cancellation of FRP Common Stock. Each share of FRP Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist.

       Section 1.8 No Required Surrender of Stock Certificates.

             (a) At and after the Effective Time, (i) each certificate which, immediately prior to the Effective Time, represented outstanding shares of Patriot Common Stock (a "Patriot Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of FRP Common Stock into which the shares of Patriot Common Stock represented by such Patriot Certificate immediately prior to the Effective Time have been converted pursuant to Section 1.7, and (ii) where no Patriot Certificate has been issued in the name of a holder of shares of Patriot Common Stock, a "book-entry" (i.e., a computerized or manual entry) shall be made in the shareholder records of FRP to evidence the issuance to such holder of the number of uncertificated shares of FRP Common Stock into which such shares of Patriot Common Stock have been converted pursuant to Section 1.7.

             (b) Each holder of record of a Patriot Certificate as of the Effective Time (a "Record Holder") shall have the right to exchange each Patriot Certificate for a certificate representing outstanding shares of FRP ("FRP Certificates"), pursuant to Section 1.7.

             (c) Patriot and FRP hereby appoint American Stock Transfer & Trust Company as the exchange agent (the "Exchange Agent") for purposes of effecting the exchange of outstanding Patriot Certificates. Not later than five (5) business days after the Effective Time, FRP shall cause the Exchange Agent to mail to each "Record Holder a letter of transmittal in form mutually agreed upon by FRP and Patriot and instructions for use in effecting the surrender of Patriot Certificates in exchange for FRP Certificates, as provided in Section 1.7.
______________________________________________________________________________

             (d) Upon surrender of Patriot Certificates for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and executed, the Record Holder shall be entitled to promptly receive FRP Certificates, pursuant to Section 1.7. Patriot Certificates so surrendered shall be cancelled. As soon as practicable, but no later than ten
(10) business days following the receipt of the properly completed letter of transmittal and any necessary accompanying documentation, FRP shall cause the Exchange Agent to distribute the FRP Certificates. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the FRP Certificates to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Patriot Certificates for exchange, or in default thereof, posts a bond, pursuant to subsection (f) below. Notwithstanding the time of surrender of the Patriot Certificates, Record Holders shall be deemed shareholders of FRP for all purposes from the Effective Time.

             (e) The Record Holder of any Patriot Certificate outstanding immediately prior to the Effective Time, as such holder appears in the books and records of Patriot, or of the transfer agent in respect of the shares of Patriot Common Stock, immediately prior to the Effective Time, shall, until such Patriot Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends or other distributions on, the shares of FRP Common Stock into which the shares of Patriot Common Stock represented by any such Patriot Certificate have been converted pursuant to Section 1.7.

             (f) If any Patriot Certificate shall have been lost, stolen or destroyed, FRP may, in its discretion and as a condition to the issuance of any FRP Certificate or uncertificated shares of FRP Common Stock in book-entry form, require the owner of such lost, stolen or destroyed Patriot Certificate to post a bond, in such reasonable and customary amount as FRP may direct, as indemnity against any claim that may be made against FRP or the Surviving Corporation with respect to such Patriot Certificate.

             (g) If any FRP Certificate is to be issued in a name other than that in which the Patriot Certificate surrendered for exchange is registered, such exchange shall be conditioned upon (i) the Patriot Certificate so surrendered being properly endorsed or otherwise in proper form for transfer and (ii) the person requesting such exchange either paying any transfer or other taxes required by reason of the issuance of the FRP Certificate in a name other than that of the registered holder of the Patriot Certificate surrendered, or establishing to the satisfaction of FRP, or the transfer agent in respect of the FRP Common Stock, that such tax has been paid or is not applicable.

       Section 1.9 Stock Transfer Books.

       At the Effective Time, the stock transfer books of Patriot shall be closed and thereafter there shall be no further registration of transfers of shares of Patriot Common Stock theretofore outstanding on the records of Patriot.

       Section 1.10 Plan of Reorganization.

       This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g). Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.
______________________________________________________________________________

       Section 1.11 Section 16 Matters.

       Prior to the Effective Time, the Boards of Directors of Patriot and FRP or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt resolutions consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of Patriot or FRP who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Patriot Common Stock (or derivative securities) and the receipt of shares of FRP Common Stock (or derivative securities) in exchange therefor by virtue of this Agreement and the Merger will be an exempt transaction for purposes of Section 16(b) of the Exchange Act.

       Section 1.12 Successor Issuer.

       It is the intent of the parties hereto that FRP be deemed a "successor issuer" of Patriot in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"). At or after the Effective Time, FRP shall file (i) an appropriate report on Form 8-K describing the Merger and (ii) appropriate pre-effective and/or post-effective amendments, as applicable, to any registration statements of Patriot on Form S-8.

                                  ARTICLE 2.
                            CONDITIONS OF MERGER

       Section 2.1 Conditions Precedent.

       The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

             (a) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

             (b) Patriot shall have received a legal opinion of counsel to Patriot in form and substance reasonably satisfactory to it indicating that holders of Patriot Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the transactions contemplated by this Agreement.

             (c) All material approvals, licenses and certifications from, and notifications and filings to, governmental entities and non-governmental third parties shall have been obtained or made, as applicable.

                                  ARTICLE 3.
                          TERMINATION AND AMENDMENT

       Section 3.1 Termination.

       This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Patriot if such Board of Directors should determine that, for any reason, the completion of the transactions provided for herein
______________________________________________________________________________
would be inadvisable or not in the best interest of Patriot or its shareholders. In the event of such termination and abandonment, this Agreement shall become void and none of Patriot, FRP or Merger Sub nor their respective shareholders, directors or officers shall have any liability with respect to such termination and abandonment.

       Section 3.2 Amendment.

       At any time prior to the Effective Time, this Agreement may, to the extent permitted by the FBCA, be supplemented, amended or modified by the mutual consent of the parties to this Agreement.

                                  ARTICLE 4.
                           MISCELLANEOUS PROVISIONS

       Section 4.1 Governing Law.

       This Agreement shall be governed by and construed and enforced under the laws of the State of Florida.

       Section 4.2 Counterparts.

       This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

       Section 4.3 Entire Agreement.

       This Agreement constitutes the entire agreement, and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

       Section 4.4 Severability.

       The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

       Section 4.5 No Third-Party Beneficiaries.

       Nothing contained in this Agreement is intended by the parties hereto to confer upon any person other than the parties hereto any rights or remedies hereunder.

       Section 4.6 Tax Matters.

       Each of Patriot and FRP will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of shares of Patriot Common Stock at the time and in the manner prescribed by the Code and applicable Treasury Regulations.
______________________________________________________________________________

       IN WITNESS WHEREOF, Patriot, FRP and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                PATRIOT TRANSPORTATION HOLDING, INC.,
                                a Florida corporation


                                By:  /s/ Thompson S. Baker II
      				-------------------------------------------
                                Thompson S. Baker II
                                President and Chief Executive Officer


                                FRP HOLDINGS, INC.,
                                a Florida corporation


                                By:  /s/ Thompson S. Baker II
      				-------------------------------------------
                                Thompson S. Baker II
                                President and Chief Executive Officer


                                PATRIOT MERGER SUB, INC.,
                                a Florida corporation


                                By:  /s/ Thompson S. Baker II
      				-------------------------------------------
                                Thompson S. Baker II
                                President and Chief Executive Officer
______________________________________________________________________________